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                                                                   EXHIBIT 3.1




                            ARTICLES OF INCORPORATION
                                       OF
                               STAFF LEASING, INC.


         STAFF LEASING, INC. (the "Corporation") is a corporation duly organized and existing under the Florida Business Corporation Act (the "Florida Act") and does hereby certify as follows:


                                 ARTICLE I. NAME

         The name of the corporation is Staff Leasing, Inc.


                          ARTICLE II. PRINCIPAL OFFICE

         The principal office of the Corporation in the State of Florida is located at 600 301 Boulevard West, Suite 202, Bradenton, Florida 34205.


                     ARTICLE III. INITIAL REGISTERED OFFICE

         The street address of the initial registered office of the Corporation is 600 301 Boulevard West, Suite 202, Bradenton, Florida 34205. The name of the registered agent of the Corporation at said registered office is John E. Panning.

         The written acceptance of said registered agent, as required by the provisions of Section 607.0501(3) of the Florida Act, is set forth following the signature of the Incorporator and is made a part of these Articles of Incorporation.


                            ARTICLE IV. INCORPORATOR

         The name and address of the Incorporator is G. William Speer, c/o Powell, Goldstein, Frazer & Murphy LLP, Sixteenth Floor, 191 Peachtree Street, N.E., Atlanta, Georgia 30303.


                               ARTICLE V. PURPOSE

         The purpose for which the Corporation is organized is to engage in any lawful act or activity for which corporations may be organized under the Florida Act.




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                            ARTICLE VI. CAPITAL STOCK

         The total number of shares of capital stock which the Corporation is authorized to issue is 110,000,000, divided into two classes as follows:

                  (1) 100,000,000 shares of common stock, $.01 par value per share ("Common Stock"); and

                  (2) 10,000,000 shares of preferred stock, $.01 par value per share ("Preferred Stock").

         The designations, preferences, qualifications, limitations, restrictions and the special or relative rights granted to or imposed upon the Common Stock and Preferred Stock of the Corporation are as follows:

         (a)      Provisions Relating to the Common Stock

                           (1) Each holder of Common Stock shall be entitled to
                  one vote for each share of Common Stock standing in such holder's name on the records of the Corporation on each matter submitted to a vote of the shareholders.

                           (2) Subject to the rights of the holders of the
                  Preferred Stock, the holders of the Common Stock shall be entitled to receive when, as, and if declared by the Board of Directors of the Corporation, out of funds legally available therefor, dividends payable in cash, stock or otherwise.

                           (3) Upon any liquidation, dissolution, or winding up
                  of the Corporation, whether voluntary or involuntary, and after the holders of the Preferred Stock and the holders of any bonds, debentures, or other obligations of the Corporation shall have been paid in full the amounts to which they shall be entitled (if any), or a sum sufficient for such payment in full shall have been set aside, the remaining net assets of the Corporation shall be distributed pro rata to the holders of the Common Stock in accordance with their respective rights and interests, to the exclusion of the holders of the Preferred Stock and any bonds, debentures, or other obligations of the Corporation.

         (b)      Provisions Relating to the Preferred Stock

                           (1) The Preferred Stock may be issued from time to
                  time in one or more classes or series, the shares of each class or series to have such designations and powers, preferences and rights, and the qualifications, limitations, and restrictions thereof as are stated and expressed herein and in the resolution or resolutions providing for the issuance of such class or series adopted by the Board of Directors of the Corporation as hereafter prescribed.



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                           (2) Authority is hereby expressly granted to and
                  vested in the Board of Directors of the Corporation to authorize the issuance of the Preferred Stock from time to time in one or more classes or series, and with respect to each such class or series of the Preferred Stock, to fix and state by the resolution or resolutions from time to time adopted providing for the issuance thereof the following:

                                    (i) whether or not such class or series is
                           to have voting rights, full, special, or limited, or is to be without voting rights, and whether or not such class or series is to be entitled to vote as a separate class either alone or together with the holders of one or more other classes or series of stock;

                                    (ii) the number of shares to constitute such
                           class or series and the designations thereof;

                                    (iii) the preferences, and relative,
                           participating, optional, or other special rights, if any, and the qualifications, limitations, or restrictions thereof, if any, with respect to any such class or series;

                                    (iv) whether or not the shares of any such
                           class or series shall be redeemable at the option of the Corporation or the holders thereof or upon the happening of any specified event, and, if redeemable, the redemption price or prices (which may be payable in the form of cash, notes, securities, or other property), and the time or times at which, and the terms and conditions upon which, such shares shall be redeemable and the manner of redemption;

                                    (v) whether or not the shares of such class
                           or series shall be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement, and, if such retirement or sinking fund or funds are to be established, the annual amount thereof, and the terms and provisions relative to the operation thereof;

                                    (vi) the dividend rate, whether dividends
                           are payable in cash, stock of the Corporation, or other property, or a combination thereof, the conditions upon which and the times when such dividends are payable, the preference to or the relation to the payment of dividends payable on any other class or classes or series of stock, whether such dividends shall be cumulative or noncumulative, and if cumulative, the date or dates from which such dividends shall accumulate;

                                    (vii) the preferences, if any, and the
                           amounts thereof which the holders of any such class or series shall be entitled to receive upon the voluntary and involuntary dissolution of, or upon any distribution of the assets of, the Corporation;



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                                    (viii) whether or not the shares of any such
                           class or series, at the option of the Corporation or the holder thereof or upon the happening of any specified event, shall be convertible into or exchangeable for the shares of any other class or classes or of any other series of the same or any other class or classes of stock, securities, or other property of the Corporation, and the conversion price or prices, ratio or ratios, or the rate or rates at which such exchange may be made, with such adjustments, if any, as shall be stated and expressed or provided for in such resolution or resolutions;
                           and

                                    (ix) such other special rights and
                           provisions with respect to any such class or series as may seem advisable to the Board of Directors of the Corporation.

                           (3) The shares of each class or series of the
                  Preferred Stock may vary from the shares of any other class or series thereof in any or all of the foregoing respects. The Board of Directors of the Corporation may increase the number of shares of Preferred Stock designated for any existing class or series by a resolution adding to such class or series authorized and unissued shares of the Preferred Stock not designated for any other class or series. The Board of Directors of the Corporation may decrease the number of shares of the Preferred Stock designated for any existing class or series by a resolution, subtracting from such series unissued shares of the Preferred Stock designated for such class or series, and the shares so subtracted shall become authorized, unissued, and undesignated shares of the Preferred Stock.

         (c)      General

                           (1) Subject to the foregoing provisions of these
                  Articles of Incorporation, the Corporation may issue shares of its Preferred Stock and Common Stock from time to time for such consideration (in any form, but not less in value than the par value thereof) as may be fixed by the Board of Directors of the Corporation, which is expressly authorized to fix the same in its absolute and uncontrolled discretion subject to the foregoing conditions. Shares so issued for which the consideration shall have been paid or delivered to the Corporation shall be deemed fully paid stock and shall not be liable to any further call or assessment thereon, and the holders of such shares shall not be liable for any further payments in respect of such shares.

                           (2) The Corporation shall have authority to create
                  and issue rights and options entitling their holders to purchase or otherwise acquire shares of the Corporation's capital stock of any class or series or other securities of the Corporation, and such rights and options shall be evidenced by instrument(s) approved by the Board of Directors of the Corporation or any committee thereof. The Board of Directors of the Corporation or any committee thereof shall be empowered to set the exercise price, duration, times for exercise, and other terms of such options or rights; provided, however, that the consideration to be received


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                  (which may be in any form) for any shares of capital stock subject thereto shall have a value not less than the par value thereof.


       ARTICLE VII. TRANSACTIONS WITH OFFICERS, DIRECTORS OR SHAREHOLDERS

         No contract or transaction between the Corporation and one or more of its directors, officers, or shareholders or between the Corporation and any person (as used herein "person" means any other corporation, partnership, association, firm, trust, joint venture, political subdivision, or instrumentality) or other organization in which one or more of its directors, officers, or shareholders are directors, officers, or shareholders, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee which authorizes the contract or transaction, or solely because his, her or their votes are counted for such purpose, if: (a) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed to or are known by the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors (if more than one); or (b) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed to or are known by the shareholders entitled to vote thereon, and the contract or transaction is specifically approved by vote of the shareholders; or (c) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved, or ratified by the Board of Directors, a committee thereof (to the extent permitted by applicable law), or the shareholders. Shares owned or controlled by an officer or director who has an interest in the contract or transaction shall not be counted in the vote of the shareholders on such contract or transaction.


                          ARTICLE VIII. INDEMNIFICATION

         (a) The Corporation shall indemnify to the fullest extent authorized or permitted by law (as now or hereafter in effect) any person who is or was made, or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including, without limitation, an action by or in the right of the Corporation to procure a judgment in its favor, by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director or officer of the Corporation, or is or was serving in any capacity at the request of the Corporation for any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise (an "Other Entity"), against judgments, fines, penalties, excise taxes, amounts paid in settlement and costs, charges and expenses (including attorneys' fees and disbursements). Persons who are not directors or officers of the Corporation may be similarly indemnified in respect of service to the Corporation to the extent the Board of Directors at any time specifies that such persons are entitled to the benefits of this Article.

         (b) The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was


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serving at the request of the Corporation as a director, officer, employee or agent of an Other Entity, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article, the Bylaws or under Section 607.0850 of the Florida Act or any other provision of law.


                         ARTICLE IX. BOARD OF DIRECTORS

         (a) The number of directors constituting the Board of Directors shall be fixed by, or in the manner provided in, the Bylaws of the Corporation, provided that such number shall be no fewer than five (5) and no more than twelve (12) (plus such number of directors as may be elected from time to time pursuant to the terms of any series of Preferred Stock that may be issued and outstanding from time to time). The directors of the Corporation (exclusive of directors who are elected pursuant to the terms of, and serve as representatives of the holders of, any series of Preferred Stock) shall be referred to herein as "Classified Directors" and shall be divided into three classes, with the first class referred to herein as "Class I," the second class as "Class II," and the third class as "Class III." Each class shall consist as nearly as possible of one-third (1/3) of the total number of directors making up the entire Board of Directors. The term of office of the initial Class I directors shall expire at the 2000 annual meeting of shareholders, the term of office of the initial Class II directors shall expire at the 1999 annual meeting of shareholders, and the term of office of the initial Class III directors shall expire at the 1998 annual meeting of shareholders, with each director to hold office until his or her successor shall have been duly elected and qualified. At each annual meeting of shareholders, directors elected to succeed those directors whose terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of shareholders after their election, with each director to hold office until his or her successor shall have been duly elected and qualified.

         (b) Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by series or by class (excluding holders of Common Stock), to elect directors at an annual or special meeting of shareholders, the election, term of office, filling of vacancies, and other features of such directorships shall be governed by the terms of these Articles of Incorporation (including any amendment to these Articles of Incorporation that designates a series of Preferred Stock), and such directors so elected by the holders of Preferred Stock shall not be divided into classes pursuant to this Article unless expressly provided by such terms.

         (c) Any or all Classified Directors may be removed, but only for cause, at any annual or special meeting of shareholders, upon the affirmative vote of the holders of a majority of the outstanding shares of each class of capital stock of the Corporation then entitled to vote in person or by proxy at an election of such Classified Directors, provided that notice of the intention to act upon such matter shall have been given in the notice calling such meeting.

         (d) Election of directors, whether Classified Directors or otherwise, need not be by written ballot.


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                  ARTICLE X. SPECIAL MEETINGS OF SHAREHOLDERS;
                          NO ACTION BY WRITTEN CONSENT

         Special meetings of shareholders of the Corporation may be called by the Board of Directors pursuant to a resolution adopted by a majority of the Classified Directors then serving, by the Chairman of the Board, or by written demand of any holder or holders of at least twenty-five percent (25%) of the outstanding shares of capital stock of the Corporation then entitled to vote on any matter for which the respective special meeting is being called, such demand to describe the purpose or purposes for which such meeting is called. Shareholders of the Corporation may not act by written consent in lieu of a meeting.


                  ARTICLE XI. VOTE REQUIRED FOR CERTAIN MATTERS

         In addition to any other vote required by law (including, without limitation, Section 607.0901 of the Florida Act ("Section 0901")), an "Affiliated Transaction" as defined in Section 0901 shall be subject to the voting requirements set forth in subsection (2) of Section 0901 unless all of the conditions specified in any one of the paragraphs (a), (b), (c), (d) or (e) of subsection (4) of Section 0901 are met, regardless of whether the conditions specified in paragraph (f) of subsection (4) of Section 0901 or any successor "fair price" provisions are satisfied.

         The provisions of Articles IX, X and XI of these Articles of Incorporation may only be amended upon the affirmative vote of the holders of at least two-thirds (2/3) of the outstanding shares entitled to vote generally in the election of directors, voting together as a class.


         Dated this 28th day of February, 1997.
                    ----


                                            /s/ G. William Speer
                                            -----------------------------------
                                            G. William Speer, Incorporator




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